    As filed with the Securities and Exchange Commission on November 5, 1996

                                            REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                 SELFCARE, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                       04-3164127
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                               200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 647-3900


   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


      SELFCARE, INC. AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN
        SELFCARE, INC. 1994 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                         SELFCARE, INC. 1992 STOCK PLAN
                            (Full Title of the Plans)

                      ------------------------------------

                                  RON ZWANZIGER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 SELFCARE, INC.
                               200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 647-3900

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                 With a copy to:
                              Stephen W. Carr, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                          -----------------------------


                                          CALCULATION OF REGISTRATION FEE

================================================================================================================================
 Title of Securities Being          Amount to be        Proposed Maximum Offering  Proposed Maximum Aggregate       Amount of
         Registered                Registered (1)            Price Per Share             Offering Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001
per share                          277,602                 $1.15                          $    319,242.30              $    96.74
                                   518,037                 $1.54                          $    797,776.98              $   241.76
                                   2,108,405               $2.53                          $  5,334,254.65              $ 1,616.44
                                   104,000                 $3.46                          $    359,840.00              $   109.04
                                   192,400                 $3.69                          $    709,956.00              $   215.14
                                   104,000                 $3.85                          $    400,400.00              $   121.33
                                   78,000                  $4.62                          $    360,360.00              $   109.20
                                   48,000                  $8.50                          $    408,000.00              $   123.64
                                   79,000                  $8.75                          $    691,250.00              $   209.47
                                   75,000                  $9.00                          $    675,000.00              $   204.55
                                   798,000                 $15.00(2)                      $ 11,970,000.00              $ 3,627.27
================================================================================================================================

(1)    Plus such additional number of shares as may be required pursuant to the Selfcare, Inc. Amended and Restated 1996 Stock
       Option and Grant Plan, Selfcare, Inc. 1994 Incentive and Non-Qualified Stock Option Plan or Selfcare, Inc. 1992 Stock Plan
       in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2)    This estimate is based on the average of the high and low sales prices on the American Stock Exchange of the Common Stock of Selfcare, Inc. on November 1, 1996 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference.
               -----------------------------------------------

        Selfcare, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

        (a) The Company's prospectus, containing audited financial statements for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on August 6, 1996;

        (b) All other reports filed since August 5, 1996 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

        (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on June 14, 1996, as amended, under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.
               -------------------------

        Not Applicable.

Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

        The legality of the shares of Common Stock registered by the Company hereby will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. The president of a professional corporation which is a partner in the firm of Goodwin, Procter & Hoar LLP beneficially owns an aggregate of approximately 40,664 shares of Common Stock and warrants to purchase up to 5,278 shares of Common Stock at an exercise price of $2.53 per share.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

        The Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a Director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. The Company believes that this provision will assist the Company in attracting and retaining qualified individuals to serve as directors.

        The By-laws of the Company provide that directors and officers of the Company shall be, and in the discretion of the Board of Directors, non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The By-laws of the Company also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise.

        The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

        Not applicable.

Item 8.        Exhibits.
               --------

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
--------

     4.1       Selfcare, Inc. Amended and Restated 1996 Stock Option and Grant
               Plan.
    *4.2       Selfcare, Inc. 1994 Incentive and Non-Qualified Stock Option Plan
    *4.3       Selfcare, Inc. 1992 Stock Plan
     5.1       Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered.
    23.1       Consent of Goodwin, Procter & Hoar  LLP (to be included in
               Exhibit 5.1).
    23.2       Consent of Arthur Andersen LLP, Independent Public Accountants.
    24.1       Powers of Attorney (included on page 4 of this registration statement).

     * Incorporated by reference to the relevant exhibit to Selfcare, Inc.'s registration statement on Form SB-2 (File No. 333-4830-NY) as filed with the Commission on May 17, 1996.

Item 9.        Undertakings.
               ------------

        (a)           The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)    To include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on November 4, 1996.

                                      SELFCARE, INC.

                                      By: /s/ Ron Zwanziger
                                          --------------------------------------
                                          Ron Zwanziger
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Selfcare, Inc. hereby severally constitute Ron Zwanziger, Anthony
H. Hall and Kenneth D. Legg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Selfcare, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURE                              CAPACITY                              DATE
          ---------                              --------                              ----

/s/ Ron Zwanziger               Director, President and                         November 4, 1996
---------------------------     Chief Executive Officer
Ron Zwanziger                   (Principal Executive Officer)


/s/ Anthony H. Hall             Chief Financial Officer (Principal Financial    November 4, 1996
---------------------------     Officer and Principal Accounting Officer)
Anthony H. Hall

/s/ Jonathan J. Fleming         Director                                        November 4, 1996
---------------------------
Jonathan J. Fleming

/s/ Carol R. Goldberg           Director                                        November 4, 1996
---------------------------
Carol R. Goldberg

/s/ Edward B. Roberts           Director                                        November 4, 1996
---------------------------
Edward B. Roberts

/s/ Willard Lee Umphrey         Director                                        November 4, 1996
---------------------------
Willard Lee Umphrey

/s/ John Levy                   Director                                        November 4, 1996
---------------------------
John Levy

/s/ Peter Townsend              Director                                        November 4, 1996
---------------------------
Peter Townsend


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


                                          EXHIBIT INDEX

Exhibit No.                                Description                                       Page**
-----------                                -----------                                       ------

    4.1      Selfcare, Inc. Amended and Restated 1996 Stock Option and Grant
             Plan.
   *4.2      Selfcare, Inc. 1994 Incentive and Non-Qualified Stock Option Plan

   *4.3      Selfcare, Inc. 1992 Stock Plan


    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

   23.1      Consent of Goodwin, Procter & Hoar  LLP (to be included in Exhibit 5.1).

   23.2      Consent of Arthur Andersen LLP, Independent Public Accountants.

   24.1      Powers of Attorney (included on page 4 of this registration statement).



--------------------
 * Incorporated by reference to the relevant exhibit to Selfcare, Inc.'s registration statement on Form SB-2 (File No. 333-4830-NY) as filed with the Commission on May 17, 1996.

**    Refers to sequentially numbered copy.



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